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                                                                    Exhibit 23.4


                        Consent of Independent Auditors

We consent to the reference to our firm under the captions "Summary - Terms of the Merger," "Summary - Accounting Treatment of the Merger," "The Merger - Conditions of the Merger," "The Merger - Accounting Treatment of the Merger" and "Experts" in the Joint Proxy Statement of Respironics, Inc. and Healthdyne Technologies, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Respironics, Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated September 10, 1997, with respect to the consolidated financial statements and schedule of Respironics, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.




                                                     Ernst & Young LLP

Pittsburgh, Pennsylvania
January 2, 1998